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                                                                    EXHIBIT 23.4

                     PricewaterhouseCoopers LLP LETTERHEAD


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 8, 2002 relating to the financial statements of the Brethine Product Line of Novartis Pharmaceuticals Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Florham Park, New Jersey
April 5, 2002